                                                                    EXHIBIT 99.7

                        BPI PACKAGING TECHNOLOGIES, INC.

                            15,000,000 COMMON SHARES

                      ISSUABLE UPON THE EXERCISE OF RIGHTS

                       SUBSCRIPTION PRICE $0.04 PER SHARE

TO OUR CLIENTS:

    Enclosed for your consideration is a Prospectus, dated December   , 1999,
relating to a rights offering by BPI Packaging Technologies, Inc. (the "Company") under which the Company is distributing to stockholders of record on December 2, 1999 (the "record date") rights entitling the holders to subscribe for and purchase up to an aggregate of 15,000,000 common shares, $0.01 par value, at a price of $0.04 per share. Stockholders will receive one right for each share owned on the record date and will be entitled to purchase 0.7 common shares for every right held, under the terms and conditions set forth in the Prospectus. If you exercise all of your rights in full, you will be entitled to the additional privilege of subscribing for and purchasing, subject to certain limitations and subject to allocation, any shares not acquired by other holders of rights through the exercise of their rights (the "oversubscription rights").
The rights offering will expire at 5:00 p.m. eastern time on           , 1999.
The rights are not transferable.

    The Prospectus is being forwarded to you as the beneficial owner of rights held by us in your account but not registered in your name. Those rights can be exercised only by us as the registered holder and pursuant to your instructions and the terms and conditions of the rights offering. Accordingly, you should complete the Beneficial Owner Instructions to indicate whether you wish us to subscribe for any common shares to which you are entitled pursuant to the rights offering, or whether you wish us to sell some or all of the rights that we hold for your account.

    You should complete the Beneficial Owner Instructions on the back hereof and forward it to us as promptly as possible to permit us to exercise rights on your behalf. If we do not receive complete Beneficial Owner Instructions, we will not
exercise your rights and your rights will expire on           , 1999. You must
also make arrangement for the payment of the subscription price for the common shares you wish to purchase through the exercise of your rights. Your attention is called to the following:

        1.  The subscription price of the rights is $0.04 per share.

        2.  The expiration date of the rights is         , 1999. The rights may
    not be exercised after the expiration date.

        3. You may not rescind a purchase of common shares after exercising your rights.

        4.  The rights are not transferable.

    If you do not specify the number of rights being exercised, or if your payment is not sufficient to pay the total subscription price for all of the shares that you indicated you wished to purchase, you will be deemed to have exercised the maximum number of rights that could be exercised for the amount of your payment.

    If your payment exceeds the total subscription price for all of your rights, your payment will be applied, until depleted, to subscribe for shares in the following order:

        (1) To subscribe for the number of shares, if any, that you indicated you wished to purchase through your basic rights; and

        (2) to subscribe for shares until your basic rights have been fully exercised.

    Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable by mail, without interest or deduction.
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                         BENEFICIAL OWNER INSTRUCTIONS

    The undersigned acknowledges receipt of the Prospectus, dated December   ,
1999 relating to the common shares issuable upon exercise of rights.

    TO SUBSCRIBE FOR SHARES: Upon the terms and conditions set forth in the Prospectus, I hereby irrevocably instruct you to exercise rights held by you for my account to purchase common shares as calculated below. I understand that my subscription is subject to acceptance by the Company.

I.   A.   Number of common shares subscribed for                           ----------------------------
          pursuant to basic rights. (NOTE: You may
          subscribe for any number of common
          shares equal to or less than the number
          of your rights. You may not subscribe
          under this Item I(A) for a number of
          common shares greater than the number of
          such rights.)

     B.   Subscription price                                               $0.04 per share

     C.   Payment for common shares pursuant to     I(A) X I(B)            ----------------------------
          basic subscription rights

II.  A.   Number of common shares subscribed for                           ----------------------------
          pursuant to oversubscription rights.
          (NOTE: You may subscribe under this Item
          II(A) for any number of common shares,
          provided you have subscribed under Item
          I(A) for the maximum number of common
          shares you are entitled to subscribe to
          thereunder.)

     B.   Subscription price                                               $0.04 per share

     C.   Payment for common shares pursuant to     II(A) X II(B)          ----------------------------
          oversubscription rights

Payment in the following amount is enclosed: $__________________

Please deduct payment from the following account maintained by you:

     Type of Account: ----------------                Account Number: ----------------

Date: ----------------, 1999

-------------------------------------------     -------------------------------------------
(Signature)                                     (Signature)

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(Please Print Name)                             (Please Print Name)

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